UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 31, 2015, KCG Holdings, Inc. (the “Company”) entered into an agreement with BOP One North End LLC (the “Landlord”) to lease approximately 168,873 square feet of office space located at 300 Vesey Street, New York, New York, which will become the Company’s new corporate headquarters. The term of the lease agreement is 16 years from the lease commencement, which is expected to begin in November 2015, with the option to renew for one additional ten year term or two consecutive five year terms subject to certain conditions. The lease provides for total base rental payments of approximately $190 million over its 16 year term. The Company is also responsible for certain other costs under the lease, such as operating expenses, certain payments in lieu of taxes and related charges, and electricity costs. The lease contains customary default provisions allowing the Landlord to terminate the lease if the Company fails to remedy a breach of any of its obligations under the lease within specified time periods, or upon the bankruptcy or insolvency of the Company. The lease agreement is part of the Company’s plan to relocate its global headquarters from Jersey City, NJ to New York City. The relocation is expected to be substantially completed at the end of 2016.

Item 2.03	Creation of a Direct Financial Obgliation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Certain statements contained in this Curent Report on Form 8-K may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because forward-looking statements involve risks and uncertainties, the actual results and performance of the Company may materially differ from the results expressed or implied by such statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (the “SEC”), including those detailed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: August 6, 2015

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel